PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED JANUARY 10, 1997)



                 2,300,000 Preferred Securities
                  Golden Books Financing Trust
          8 3/4% Convertible Trust Originated Preferred
               SecuritiesSM (Convertible TOPrSSM)


      The Prospectus dated January 10, 1997, relating to the 8 3/4% Convertible Trust Originated Preferred SecuritiesSM (the "Preferred Securities"), which represent preferred undivided beneficial ownership interests in the assets of Golden Books Financing Trust, a statutory business trust formed under the laws of the State of Delaware, and the shares of common stock, par value $.01 per share, of golden Books Family Entertainment, Inc., a Delaware corporation, issuable upon conversion of the Preferred Securities, is hereby supplemented as follows:

      The line item "Northwestern Mutual Life Insurance Co. . . .
 . . . 90,000" contained in the table set forth in the Prospectus under the caption "Selling Holders" shall be deleted in its entirety and replaced with the following:

The Northwestern Mutual Life Insurance Company......... 120,000 *


* Includes 5,000 shares of Preferred Securities held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.




      This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including and amendments or supplements thereto.

     THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 4, 1997